As filed with the Securities and Exchange Commission on June 26, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BRIDGEBIO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-1850815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

421 Kipling Street

Palo Alto, CA

(650) 391-9740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil Kumar

Chief Executive Officer

BridgeBio Pharma, Inc.

421 Kipling Street

Palo Alto, CA 94301

(650) 391-9740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Maggie L. Wong Goodwin Procter LLP Three Embarcadero Center, 28th Floor San Francisco, CA 94111 (415) 733-6000	Neil Kumar Chief Executive Officer BridgeBio Pharma, Inc. 421 Kipling Street Palo Alto, CA 94301 (650) 391-9740	Marc D. Jaffe Ian D. Schuman Joshua M. Dubofsky Brian J. Cuneo Latham & Watkins LLP 140 Scott Dr. Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-231759

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, $0.001 par value per share	575,000	$ 17.00	$ 9,775,000	$ 1,184.73

(1)

Represents only the additional number of shares being registered and includes 75,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-231759).

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $368,000,000 on a Registration Statement on Form S-1 (File No. 333-231759), which was declared effective by the Securities and Exchange Commission on June 26, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $9,775,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration of additional shares of common stock, par value $0.001 per share (the “Common Stock”) of BridgeBio Pharma, Inc. (the “Registrant”). The contents of the Registration Statement on Form S-1 (File No. 333-231759) (the “Prior Registration Statement”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 26, 2019, are incorporated by reference into this Registration Statement. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP independent registered public accounting firm to BridgeBio Pharma LLC

23.2	Consent of Deloitte & Touche LLP independent registered public accounting firm to BridgeBio Pharma, Inc.

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Prior Registration Statement, incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on the 26th day of June, 2019.

BRIDGEBIO PHARMA, INC.

By:	/s/ Neil Kumar, Ph.D.
Neil Kumar, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Neil Kumar, Ph.D.	Chief Executive Officer, Director	June 26, 2019
Neil Kumar, Ph.D.	(Principal Executive Officer)

/s/ Brian C. Stephenson, Ph.D., CFA	Chief Financial Officer	June 26, 2019
Brian C. Stephenson, Ph.D., CFA	(Principal Financial and Accounting Officer)

*	Director	June 26, 2019
Eric Aguiar, M.D.

*	Director	June 26, 2019
Charles Homcy, M.D.

*	Director	June 26, 2019
James C. Momtazee

*	Director	June 26, 2019
Ali J. Satvat

*	Director	June 26, 2019
Richard H. Scheller, Ph.D.

*By:	/s/ Neil Kumar
Neil Kumar
Attorney-in-fact